EXHIBIT 99.3

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements give effect to the aquisition of the KRONE Companies by ADC as described under Item 2 of this report as amended. The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2003 has been prepared by combining the consolidated statement of continuing operations of ADC for the fiscal year ended October 31, 2003 with the consolidated statement of continuing operations of the KRONE Companies for the fiscal year ended December 31, 2003, adjusted to give effect to the acquisition as if it occurred on November 1, 2002.  The unaudited pro forma condensed combined statement of continuing operations for the six months ended April 30, 2004 has been prepared by combining the condensed consolidated statement of continuing operations of ADC for the six months ended April 30, 2004 (unaudited) with the condensed consolidated statement of operations of the KRONE Companies for the six months ended March 31, 2004 (unaudited), adjusted to give effect to the acquisition as if it occurred on November 1, 2002.  The KRONE Companies condensed consolidated statement of operations for the fiscal year ended December 31, 2003 and the six months ended March 31, 2004, both contain the period October 1, 2003 through December 31, 2003.  Net sales and net loss for the three months ended December 31, 2003 were $87.3 million and $9.5 million, respectively.  The unaudited pro forma condensed combined balance sheet as of April 30, 2004 has been prepared by combining the condensed consolidated balance sheet of ADC as of April 30, 2004 (unaudited) with the condensed consolidated balance sheet of the KRONE Companies as of March 31, 2004 (unaudited), adjusted to give effect to the acquisition as if it had occurred on April 30, 2004.

The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would actually have been reported had the acquisition occurred as assumed.  The unaudited pro forma combined financial statements also report the results of certain of ADC’s business activities as discontinued operations, due to certain restructuring actions taken by ADC since the date of the previously issued financial statements.  Due to the substantial level of restructuring undertaken by ADC during the periods presented, particularly the KRONE acquisition and several divestitures, ADC cautions readers that the unaudited pro forma combined financial statements may not be indicative of future operating results.

The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes of ADC included in our annual report on Form 10-K and quarterly reports on Form 10-Q and the financial statements and related notes of the KRONE Companies attached as Exhibits 99.1 and 99.2.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

April 30, 2004

(In millions)

	Historical ADC (b)	ADC Discontinued Operations (c)	Historical KRONE Companies (d)	Pro Forma Adjustments		Pro Forma
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$730.2	$(0.4)	$33.2	$(293.6	)(g)	$469.4
Available-for-sale securities	11.2	—	—	—		11.2
Accounts receivable, net	106.6	(4.9)	59.2	—		160.9
Unbilled revenue	29.4	(3.5)	—	—		25.9
Inventories, net	76.7	(7.4)	42.6	—		111.9
Deferred income taxes	—	—	1.8	(0.6	)(g)	1.2
Assets of discontinued operations	—	—	—	—		—
Prepaid and other current assets	42.0	(4.0)	4.8	—		42.8
Total current assets	996.1	(20.2)	141.6	(294.2)		823.3

PROPERTY AND EQUIPMENT, NET	169.6	(5.8)	61.3	19.8	(g)	244.9
GOODWILL	—	—	—	163.6	(g)	163.6
INTANGIBLE ASSETS	—	—	—	68.1	(g)	68.1
ASSETS HELD FOR SALE	17.8	—	—	—		17.8
RESTRICTED CASH	18.0	—	—	—		18.0
DEFERRED TAX ASSET	—	—	52.1	(51.6	)(g)	0.5
AVAILABLE-FOR-SALE SECURITIES	16.6	—	—	—		16.6
OTHER ASSETS	32.5	(5.0)	2.7	—		30.2
Total assets	$1,250.6	$(31.0)	$257.7	$(94.3)		$1,383.0

LIABILITIES AND SHAREOWNERS’ INVESTMENT:

CURRENT LIABILITIES:
Accounts payable	$51.8	$(1.1)	$26.5	$—		$77.2
Accrued compensation and benefits	45.9	(6.6)	10.5	—		49.8
Other accrued liabilities	109.7	(24.7)	35.3	5.0	(g)
				3.7	(j)
				24.6	(g)
				(7.6	)(m)	146.0
Current long-term notes payable	—	—	14.9	(14.6	)(m)	0.3
Restructuring accrual	32.5	—	5.0	—		37.5
Liabilities of discontinued operations	—	—	—	—		—
Total current liabilities	239.9	(32.4)	92.2	11.1		310.8

LONG-TERM NOTES PAYABLE	400.0	—	193.3	(192.9	)(m)	400.4
OTHER LONG-TERM LIABILITIES	2.4	—	30.0	(24.8	)(g)	7.6
PENSION AND POSTRETIREMENT OBLIGATION	—	—	58.2	—		58.2
Total liabilities	642.3	(32.4)	373.7	(206.6)		777.0

SHAREOWNERS’ INVESTMENT (808.8 shares outstanding)	608.3	1.4	(116.0)	116.0	(p)
				(3.7	)(j)	606.0
Total liabilities and shareowners’ investment	$1,250.6	$(31.0)	$257.7	$(94.3)		$1,383.0

See accompanying notes to unaudited pro forma combined financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF CONTINUING OPERATIONS

Year Ended October 31, 2003

(In millions, except per share amounts)

	Historical ADC (a)	Discontinued Operations ADC (c)	Historical Predecessor KRONE Companies (e)	Historical Successor KRONE Companies (e)	Pro Forma Adjustments		Pro Forma

NET SALES:
Product	$571.7	$(77.6)	$269.5	$46.8	$(42.4	)(k)	$768.0
Service	201.5	(76.0)	—	—	42.4	(k)	167.9
TOTAL NET SALES	773.2	(153.6)	269.5	46.8	—		935.9

COST OF SALES:
Product	316.6	(35.1)	190.3	33.8	(46.1	)(k)	459.5
Service	165.2	(52.5)	—	—	37.2	(k)	149.9
TOTAL COST OF SALES	481.8	(87.6)	190.3	33.8	(8.9)		609.4

GROSS PROFIT	291.4	(66.0)	79.2	13.0	8.9		326.5

OPERATING EXPENSES:
Research and development	108.6	(42.0)	—	—	9.3	(k)	75.9
Selling and administration	222.1	(59.2)	68.5	11.8	3.7	(j)
					(3.1	)(i)
					(0.4	)(k)	243.4
Impairment charges	15.6	—	—	—	0.2	(k)	15.8
Restructuring charges	41.8	(9.5)	4.3	0.7	(0.2	)(k)	37.1
Amortization of acquired intangibles	—	—	—	—	7.9	(h)	7.9

Total Operating Expenses	388.1	(110.7)	72.8	12.5	17.4		380.1

OPERATING LOSS	(96.7)	44.7	6.4	0.5	(8.5)		(53.6)

OTHER INCOME, NET	14.6	(5.6)	(20.1)	(3.5)	(4.6	)(l)
					4.3	(n)
					16.5	(m)	1.6

LOSS BEFORE INCOME TAXES	(82.1)	39.1	(13.7)	(3.0)	7.7		(52.0)
PROVISION (BENEFIT) FOR INCOME TAXES	(5.4)	0.9	0.6	0.2	0.9	(o)	(2.8)
LOSS FROM CONTINUING OPERATIONS	$(76.7)	$38.2	$(14.3)	$(3.2)	$6.8		$(49.2)

AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	803.4						803.4

BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE	$(0.10)						$(0.06)

See accompanying notes to unaudited pro forma combined financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF CONTINUING OPERATIONS

Six Months Ended April 30, 2004

(In millions, except per share amounts)

	Historical ADC (b)	Discontinued Operations ADC (c)	Historical Predecessor KRONE Companies (f)	Historical Successor KRONE Companies (f)	Pro Forma Adjustments		Pro Forma

NET SALES:
Product	$261.2	$(16.5)	$40.5	$130.7	$(26.5	)(k)	$389.4
Service	89.5	(30.6)	—	—	26.5	(k)	85.4
TOTAL NET SALES	350.7	(47.1)	40.5	130.7	—		474.8

COST OF SALES:
Product	137.2	(10.4)	27.7	90.6	(27.3	)(k)	217.8
Service	74.7	(21.2)	—	—	23.2	(k)	76.7
TOTAL COST OF SALES	211.9	(31.6)	27.7	90.6	(4.1)		294.5

GROSS PROFIT	138.8	(15.5)	12.8	40.1	4.1		180.3

OPERATING EXPENSES:
Research and development	45.8	(16.5)	—	—	5.2	(k)	34.5
Selling and administration	94.1	(17.1)	11.9	33.6	(0.8	)(i)
					(1.1	)(k)	120.6
Impairment charges	9.2	(7.6)	—	—	—		1.6
Restructuring charges	20.5	(8.6)	1.7	0.8	—		14.4
Amortization of acquired intangibles	—	—	—	—	3.9	(h)	3.9

Total Operating Expenses	169.6	(49.8)	13.6	34.4	7.2		175.0

OPERATING LOSS	(30.8)	34.3	(0.8)	5.7	(3.1)		5.3

OTHER INCOME, NET	8.7	0.2	(5.9)	(5.8)	(2.3	)(l)
					4.5	(n)
					8.3	(m)	7.7

(LOSS) INCOME BEFORE INCOME TAXES	(22.1)	34.5	(6.7)	(0.1)	7.4		13.0
PROVISION (BENEFIT) FOR INCOME TAXES	—	0.4	(0.4)	1.7	(0.5	)(o)	1.2
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(22.1)	$34.1	$(6.3)	$(1.8)	$7.9		$11.8

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	807.5						807.5
AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	807.5						812.7

BASIC AND DILUTED (LOSS) INCOME FROM CONTINUING OPERATIONS PER SHARE	$(0.03)						$0.01

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(In millions, except per share amounts)

1.     Pro Forma Basis of Presentation

The unaudited pro forma combined financial statements have been prepared based on assumptions relating to the allocation of the acquisition price to the assets and liabilities of the KRONE Companies.  The actual allocation may differ from that reflected below after final valuation procedures are completed.

The unaudited pro forma combined financial statements are presented for informational purposes only.  Reliance should not be place on these unaudited pro forma combined financial statements as being indicative of the financial position or results of operations that would actually have been reported had the acquisition occurred as assumed or which may be reported in the future.

Our Cuda™ cable modem termination system product line, the operations related to our FastFlow® Broadband Provisioning Manager software and the business related to our Singl.eView® product line are classified as discontinued operations in this filing and will be classified as discontinued operations in future filings as they met the criteria for discontinued operations in our quarter ended July 31, 2004.

2.     Pro Forma Adjustments

(a)   Historical ADC from ADC’s Form 10-K for the year ended October 31, 2003.

(b)   Historical ADC from ADC’s Form 10-Q as of and for the six months ended April 30, 2004.

(c)   Represents operations discontinued subsequent to the respective period end.  Discontinued operations for the year ended October 31, 2003 includes the BroadAccess40 business, the business related to our Cuda™ cable modem termination system product line and the operations related to our FastFlow® Broadband Provisioning Manager software and the business related to our Singl.eView® product line. Discontinued operations as of and for the six months ended April 30, 2004, includes the business related to our Cuda™ cable modem termination system product line and the operations related to our FastFlow® Broadband Provisioning Manager software and the business related to our Singl.eView® product line.

(d)   Represents the balance sheet for the KRONE Companies as of March 31, 2004.

(e)   Represents the statement of operations for the KRONE Companies for the year ended December 31, 2003.  On November 11, 2003, GenTek and certain of its subsidiaries, including the KRONE Companies, emerged from reorganization under Chapter 11 of the United States Bankruptcy Code.  The Predecessor statement of operations represents the pre-emergence period and the Successor statement of operations represents the post-emergence period.

(f)    Represents the statement of operations for the KRONE Companies for the six months ended March 31, 2004. On November 11, 2003, GenTek and certain of its subsidiaries, including the KRONE Companies, emerged from reorganization under Chapter 11 of the United States Bankruptcy Code.  The Predecessor statement of operations represents the pre-emergence period and the Successor statement of operations represents the post-emergence period.

(g)   To record the estimated acquisition price of the KRONE Companies and the allocation of the purchase price based on the estimated fair values of the net assets as of the date of acquisition. The excess of the net tangible and intangible assets is recorded as goodwill.

Estimated acquisition price:
Cash consideration paid	$306.3
Less cash acquired	(12.7)
Net cash paid	293.6
Acquisition related costs	5.0
Net estimated acquisition price	$298.6

Estimated purchase price allocation:
Net tangible assets	$66.9
Intangible assets	68.1
Goodwill	163.6
Total	$298.6

(h)   To record amortization expense of intangible assets acquired assuming the acquisition occurred on November 1, 2002.  Intangible assets are amortized on a straight-line basis over the estimated lives of the assets as follows:

	Acquired Value	Estimated Life Range (in years)
Acquired Technology	$23.4	5-7
Acquired Trade name and Trademarks	23.4	5-20
Acquired Distributor Network	18.9	10
Other	2.4	1-13
Total Intangible Assets	$68.1

(i)    To record depreciation expense effect for the change in the KRONE Companies historical cost basis verses the fair value of the assets acquired.

(j)    To accrue for estimated integration costs.

(k)   To reclassify related amounts per the KRONE statement of operations to conform with ADC Historical presentation.

(l)    To record interest income foregone due to cash paid for the KRONE Companies.

(m)  In conjunction with the close of the acquisition, the KRONE Companies settled intercompany debt and accrued interest payable to GenTek.  In addition, debt with a third-party was settled.  Related interest expense is adjusted assuming the acquisition took place on November 1, 2002.

(n)   To add back the effect of the KRONE Companies reorganization items, including settlement of pre-petition liabilities, gain on debt discharge and fresh-start accounting adjustments, resulting from GenTek’s bankruptcy proceedings.

(o)   To record the income tax effect of the related pro forma adjustments at applicable statutory rates.

(p)   To eliminate the equity accounts of the KRONE Companies.